SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Event Requiring Report: April 14, 2000


                         UNIVERSAL MEDIA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                     000-28459                  22-3360133
(State of Incorporation)      (Commission File Number)      (IRS Employer
                                                             Identification #)



                  540 North Avenue, Suite 3C, New Jersey 07083
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                  877-890-9719
                    ----------------------------------------
              (Registrant's telephone number, including area code)





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ITEM 4.          CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         (a) On April 14, 2000, Registrant dismissed S. W. Hatfield, CPA ("Hatfield") as its independent auditor. This action was approved by the Registrant's Board of Directors and as a result of the transaction between Net-Tronics Communications Corporation and Universal Media Holdings, Inc. During its tenure, Hatfield sis not issue a report on Registrant's financial statements that either contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

         During the period of its engagement, there was no disagreement between Registrant and Hatfield on any matter of accounting principals or practices, financial statement disclosure or audit scope and procedure, which disagreement, if not resolved to the satisfaction of Hatfield, would have caused it to make reference to the subject matter of the disagreement in connection with its opinion.

         The disclosure contained herein has been submitted to Hatfield for its review and for it have an opportunity to comment on the disclosure.

         (b) Effective April 14, 2000, Aaron Stein CPA ("Stein"), already retained as independent auditor of Universal Media Holdings, Inc., was retained as independent auditor of the registrant for the fiscal year ending September 31, 2000.. Prior to the engagement, Registrant did not consult with Stein regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to the Registrant's financial statements.


EXHIBITS

16       Letter from S.W. Hatfield, CPA


         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

         By: /s/ Anthony Vigliotti
         ---------------------------------
         Anthony Vigliotti
         President

         Date:    May 24, 2001




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